            THE VISIONARY STAR-Registered Trademark- VARIABLE ANNUITY

                          READ YOUR CONTRACT CAREFULLY

RIGHT TO EXAMINE YOUR CONTRACT. You may return this Contract to Us for any reason within 10 days after You receive it (20 days if this Contract is replacing another annuity contract or insurance policy). You may return the Contract by mailing it to Us at the address shown on Page 3. Your Written Request for cancellation must accompany the Contract. If your Contract Value increased or has stayed the same, your refund will equal the Contract Value on the date we received the returned contract at the Variable Administrative Office, MINUS any Bonus Credits, but PLUS any Separate Account charges we deducted on or before the date we received the returned Contract. If your Contract Value has decreased, your refund will equal your Contract Value, MINUS any Bonus Credits, but PLUS any Separate Account charges we deducted on or before the date we received the returned Contract, and PLUS any investment loss, including any charges made by the portfolios, attributable to the Bonus Credits as of the date we received the returned Contract. In those states where we must return Premium Payments, we will return your Premium Payments minus any withdrawals. We will place the money you allocated to a Subaccount into the Money Market Subaccount for a 15 Calendar day period from the date Your initial Premium Payment is credited to the Contract. At the end of that period, we will direct the amount in the Money Market Subaccount to the Subaccounts you selected on your application, based on the allocation percentages specified on your application.


This Contract is a legal contract between the Owner (You) and the IL Annuity and Insurance Company (We, Us). We agree to provide the benefits and rights set out on this page and the pages that follow which are part of the Contract. They are provided as consideration for the application and the payment of premium for the Contract.

The Contract, the attached application and any amendments, riders or endorsements make up the entire contract. The Contract does not take effect until We have received the initial Premium Payment.

ACCOUNT VALUES AND ANNUITY PAYMENTS TO YOU, WHEN BASED ON INVESTMENT RESULTS OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. THE VARIABLE PROVISIONS ARE DESCRIBED IN SECTION 6.

Signed for Us on the Date of Issue at the Company at 2960 N. Meridian Street Indianapolis, IN 46208


  /s/ LISA P. FOXWORTHY-PARKER                  /s/ GARRETT P. RYAN
            Secretary                                 President

         INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT
                                NON-PARTICIPATING
                           INCOME PAYABLE AT MATURITY
  DEATH BENEFIT PAYABLE IN THE EVENT OF THE ANNUITANT'S DEATH PRIOR TO MATURITY

                     SECTION 1 -GUIDE TO CONTRACT PROVISIONS


SECTION                                                                     PAGE
      1            GUIDE TO CONTRACT PROVISIONS                                2

      2            CONTRACT SPECIFICATIONS                                     3

      3            DEFINITIONS                                                 4

      4            PREMIUM PAYMENT                                             8

      5            CONTRACT VALUE                                              8

      6            SEPARATE ACCOUNT PROVISIONS                                11

      7            WITHDRAWAL PROVISIONS                                      14

      8            OWNERSHIP PROVISIONS                                       18

      9            DEATH BENEFITS PROVISIONS                                  19

     10            PAYOUT PLAN PROVISIONS                                     22

     11            LIVING BENEFIT PROVISIONS                                  25

     12            GENERAL PROVISIONS                                         26

     13            TABLES                                                     29

     14            ADDITIONAL WAIVER OF WITHDRAWAL CHARGES                    40

     The Application and Any Additional Forms Will Follow Section [13]. (Will be 14 if Additional Waiver of Withdrawal Charges are chosen)


                            SECTION 2 -SPECIFICATIONS

                           CONTRACT NUMBER  [STAR001]                                [JOE  ANNUITANT]  ANNUITANT

                             DATE OF ISSUE  [JUNE 1, 2001]                             [JUNE 1, 2030]  ANNUITIZATION DATE

                              AGE AT ISSUE  [40]


                   INITIAL PREMIUM PAYMENT  [$10,000]
                                            PREMIUM PAYMENTS MAY BE CONTINUED TO THE ANNUITY START DATE

                        PREMIUM TAX CHARGE  [state variable]%

                              CONTRACT FEE  $7.50 PER CONTRACT QUARTER

                     MORTALITY AND EXPENSE  X.XX% PER ANNUM OF THE AVERAGE DAILY SUBACCOUNT VALUE DURING THE ACCUMULATION PERIOD;
                               RISK CHARGE  X.XX% PER ANNUM OF THE AVERAGE DAILY SUBACCOUNT VALUE DURING THE PAYOUT PERIOD

                     ADMINISTRATIVE CHARGE  .XX% PER ANNUM OF THE AVERAGE DAILY SUBACCOUNT VALUE

                                SUBACCOUNT      FIRST 12 REQUESTS PER CONTRACT YEAR - $0
                              TRANSFER FEE      13 OR MORE PER CONTRACT YEAR - $25.00 EACH ADDITIONAL TRANSFER

                       LOAN PROCESSING FEE  [$25] PER LOAN

       FIXED ACCOUNT MINIMUM INTEREST RATE  3.0%


                         WITHDRAWAL CHARGE  IF YOU WITHDRAW ALL OR PART OF THE CONTRACT VALUE, WITHDRAWAL CHARGES MAY APPLY. SEE
                                            PAGE 15.

                   FREE WITHDRAWAL FEATURE  [50% CUMULATIVE
                                            FREE WITHDRAWAL FEATURE X.XX% PER
                                            ANNUM OF THE AVERAGE DAILY
                                            SUBACCOUNT VALUE] [EARNINGS FREE
                                            WITHDRAWAL FEATURE X.XX% PER ANNUM
                                            OF THE AVERAGE DAILY SUBACCOUNT
                                            VALUE] [APPLIES ONLY IF INITIAL
                                            PREMIUM PAYMENT IS $50,000 OR MORE]

                     DEATH BENEFIT FEATURE  [[GREATER OF ACCOUNT VALUE OR PREMIUMS LESS WITHDRAWALS]
                                             [3 YEAR STEPPED UP ENHANCED DEATH BENEFIT
                                            X.XX% PER ANNUM OF THE AVERAGE DAILY SUBACCOUNT VALUE]
                                             [1 YEAR STEPPED UP ENHANCED DEATH BENEFIT
                                            X.XX% PER ANNUM OF THE AVERAGE DAILY SUBACCOUNT VALUE]
                                             [1 MONTH STEPPED UP ENHANCED DEATH BENEFIT
                                            X.XX% PER ANNUM OF THE AVERAGE DAILY SUBACCOUNT VALUE]]
                 [ LIVING BENEFIT FEATURE]  [[10 YEAR  LIVING BENEFIT
                                            X.XX% PER ANNUM OF THE AVERAGE DAILY SUBACCOUNT VALUE]
                                             [5 YEAR  LIVING BENEFIT
                                            X.XX% PER ANNUM OF THE AVERAGE DAILY SUBACCOUNT VALUE]
                                            [10 YEAR, 12 MONTH CUMULATIVE  LIVING BENEFIT]
                                            X.XX% PER ANNUM OF THE AVERAGE DAILY SUBACCOUNT VALUE]
                                             [10 YEAR, 60 MONTH CUMULATIVE  LIVING BENEFIT
                                            X.XX% PER ANNUM OF THE AVERAGE DAILY SUBACCOUNT VALUE]
                                             [AGGREGATE LIVING BENEFIT
                                            X.XX% PER ANNUM OF THE AVERAGE DAILY SUBACCOUNT VALUE]]

                     [ENHANCED DOLLAR COST  [[12% INITIAL GUARANTEED RATE, 6
                        AVERAGING FEATURE]  MONTH SPECIFIED PERIOD X.XX% PER
                                            ANNUM OF THE AVERAGE DAILY
                                            SUBACCOUNT VALUE] [10% INITIAL
                                            GUARANTEED RATE, 8 MONTH SPECIFIED
                                            PERIOD X.XX% PER ANNUM OF THE
                                            AVERAGE DAILY SUBACCOUNT VALUE] [8%
                                            INITIAL GUARANTEED RATE, 12 MONTH
                                            SPECIFIED PERIOD X.XX% PER ANNUM OF
                                            THE AVERAGE DAILY SUBACCOUNT VALUE]]

                    [BONUS CREDIT FEATURE]  [3% BONUS CREDIT
                                            X.XX% PER ANNUM OF THE AVERAGE DAILY
                                            SUBACCOUNT VALUE AND XX WITHDRAWAL
                                            CHARGE SCHEDULE] [4% BONUS CREDIT
                                            X.XX% PER ANNUM OF THE AVERAGE DAILY
                                            SUBACCOUNT VALUE AND XX WITHDRAWAL
                                            CHARGE SCHEDULE] [5% BONUS CREDIT]
                                            X.XX% PER ANNUM OF THE AVERAGE DAILY
                                            SUBACCOUNT VALUE AND XX WITHDRAWAL
                                            CHARGE SCHEDULE]

                     DEATH EXPENSE BENEFIT  X.XX% PER ANNUM OF THE AVERAGE DAILY SUBACCOUNT VALUE
                                   FEATURE
                      ADDITIONAL WAIVER OF  -  X.XX% PER ANNUM OF THE AVERAGE DAILY SUBACCOUNT VALUE
                      WITHDRAWAL CHARGES -
   HOSPITALIZATION/LONG TERM CARE/TERMINAL
                                   ILLNESS

                      ADDITIONAL WAIVER OF  X.XX% PER ANNUM OF THE AVERAGE DAILY SUBACCOUNT VALUE
                 WITHDRAWAL CHARGES - POST
                       SECONDARY EDUCATION
                      FOUR YEAR WITHDRAWAL  X.XX% PER ANNUM OF THE AVERAGE DAILY SUBACCOUNT VALUE
                            CHARGE FEATURE
                       PREMIUM ALLOCATIONS  THE INITIAL PREMIUM
                                            PAYMENT WILL BE ALLOCATED AS
                                            SPECIFIED IN YOUR APPLICATION. THE
                                            SAME ALLOCATIONS WILL BE MADE FOR
                                            EACH SUBSEQUENT PAYMENT UNLESS YOU
                                            CHANGE THE ALLOCATIONS BY WRITTEN
                                            REQUEST OR, AT THE TIME OF A PREMIUM
                                            PAYMENT, YOU INSTRUCT US TO ALLOCATE
                                            THAT PAYMENT DIFFERENTLY.

                   VARIABLE ADMINISTRATIVE  IL ANNUITY AND INSURANCE COMPANY VARIABLE ADMINISTRATIVE OFFICE
                                    OFFICE  Address, Indianapolis, IN XXXXX (800) XXX-XXXX


SEPARATE ACCOUNT: IL ANNUITY AND INSURANCE CO. SEPARATE ACCOUNT I

FUNDS:                                         PORTFOLIOS:
THE ALGER AMERICAN FUND                        MIDCAP GROWTH
                                               SMALL CAPITALIZATION

DREYFUS INVESTMENT PORTFOLIOS -                FOUNDERS DISCOVERY
SERVICE CLASS OF SHARES                        FOUNDERS INTERNATIONAL EQUITY
                                               FOUNDERS PASSPORT

FIDELITY VARIABLE INSURANCE PRODUCTS           VIP DYNAMIC CAPITAL APPRECIATION
FUND - SERVICE CLASS 2 SHARES                  VIP EQUITY INCOME
                                               VIP GROWTH
                                               VIP MIDCAP GROWTH
                                               VIP MONEY MARKET
                                               VIP OVERSEAS

FIDELITY VARIABLE INSURANCE PRODUCTS II        VIP II ASSET MANAGER

FUND - SERVICE CLASS 2SHARES
                                               VIP II CONTRAFUND
                                               VIP II INDEX 500
                                               VIP II INVESTMENT GRADE BOND

FIRST EAGLE SOGEN FUNDS                        SOGEN OVERSEAS VARIABLE

JP MORGAN SERIES TRUST II                      BOND
                                               INTERNATIONAL OPPORTUNITIES
                                               SMALL COMPANY
                                               US DISCIPLINED EQUITY

NEUBERGER BERMAN                               AMT MID-CAP GROWTH
                                               AMT SOCIALLY RESPONSIBLE

OCC ACCUMULATION TRUST                         OCC MANAGED
                                               OCC SMALL CAP
                                               OCC SCIENCE & TECHNOLOGY
                                               OCC TARGET

PIMCO VARIABLE INSURANCE TRUST                 HIGH YIELD BOND
                                               REAL RETURN BOND
                                               STOCKS PLUS GROWTH AND INCOME

ROYCE CAPITAL FUND                             ROYCE MICRO-CAP

SAFECO RESOURCES SERIES TRUST                  RST EQUITY
                                               RST GROWTH

STRONG VARIABLE INSURANCE FUNDS                INTERNATIONAL STOCK FUND II
                                               MID -CAP GROWTH FUND II
STRONG OPPORTUNITY FUND II                     OPPORTUNITY FUND  II

T. ROWE PRICE INTERNATIONAL SERIES, INC.       INTERNATIONAL STOCK

T. ROWE PRICE FIXED INCOME SERIES, INC.        LIMITED-TERM BOND

VAN ECK WORLDWIDE INSURANCE TRUST              EMERGING MARKETS
                                               REAL ESTATE
                                               WORLDWIDE HARD ASSETS

[ELIGIBLE SUBACCOUNT - Each of the Portfolios listed is an Eligible Subaccount, unless indicated to the contrary. If you elect the Living Benefit Feature and meet all of the conditions for the Living Benefit, we will calculate the Living Benefit for each Eligible Subaccount in which you have value on the Living Benefit Date. See Page XX "Living Benefit"]

                             SECTION 3 -DEFINITIONS

ACCOUNT - Either the Separate Account or the Fixed Account.

ACCUMULATION PERIOD -The period of time that begins when Your Contract is issued and continues until the date You begin to receive annuity payments on the Annuity Start Date. The Accumulation Period will also end if You fully withdraw Your Contract Value before the Annuity Start Date.

ACCUMULATION UNIT - The measurement We use before the Annuity Start Date to calculate the value of each Subaccount at the end of each Business Day.

AGE - Age on last birthday unless otherwise specified.

ANNUITANT -You are the Annuitant, unless You state otherwise in Your application. The Annuitant is the person or persons whose life (or lives) we use to determine the dollar amount and duration of the annuity payments that will be paid under the Contract. If the Annuitant dies before the Annuity Start Date, We will pay a Death Benefit. The maximum number of joint Annuitants is two. Provisions referring to the death of an Annuitant mean the death of the last surviving Annuitant. The Annuitant named in the application may not be changed.

ANNUITIZATION DATE - If you own a Non-Qualified Contract, you may select an Annuitization Date which is the Annuity Start Date. If You do not select a date, the Annuitization Date is either the Annuitant's age 70 or 10 years after the Date of Issue, whichever is later. If You own a Qualified Contract, the Annuitization Date is fixed at the Annuitant's age 70 1/2.

ANNUITY START DATE - The date we will begin to pay the annuity payments.

ANNUITY UNIT - The measurement We use to calculate the value of your annuity payments if you You choose to receive annuity payments from the Subaccounts.

BENEFICIARY - The person(s) You name to receive the death benefit if the Annuitant dies before the Annuity Start Date.

BONUS CREDIT FEATURE - Depending upon the Bonus Credit Feature you choose, an additional 3%, 4% or 5% of your Initial Net Premium Payment will be credited to your account in the same percentage proportion as you have designated for your investment.

BUSINESS DAY - Each day on which the New York Stock Exchange is open for business, except for the holidays listed in the prospectus under "Holidays".

CONTRACT FEE - During the Accumulation Period, We will deduct this charge from Your Contract Value at the end of each contract quarter and on the date You fully withdraw all value from the Contract. We use the Contract Fee to cover Our cost of providing certain administrative services related to the Contracts and the Separate Account.

CONTRACT PERIODS AND ANNIVERSARIES -Contract Years, contract months and contract quarters are measured from the Date of Issue. Each contract month begins on the same day in each calendar month as the Date of Issue. If the end of a premium period or a Contract Year is indicated by an age, it ends on the Contract Anniversary immediately following the birthday on which the Annuitant reaches that age.

CONTRACT VALUE - The total amount You have accumulated under the Contract. It is the sum of the Separate Account Value and the Fixed Account Value.

CONTRACT YEAR - A twelve-month period beginning on the Date of Issue or on a Contract Anniversary. The first Contract Year begins on the Date of Issue.

DATE OF ISSUE - The date (shown in Section 2 -Contract Specifications) on which We issue the Contract. We measure contract years and contract anniversaries from the Date of Issue.

DOLLAR COST AVERAGING ("DCA") - Owner-initiated systematic transfer program that allows You to make regular, level investments over time.

ELIGIBLE PREMIUM PAYMENT- That portion of your Initial Net Premium Payment that you allocate to a particular Eligible Subaccount on the Date of Issue. We use it as a benchmark for calculating the Living Benefit.

ELIGIBLE SUBACCOUNT- Subaccounts the Company designates to be guaranteed by the Living Benefit. A list of Eligible Subaccounts is found on page 3 of this contract.

ENHANCED DEATH BENEFIT- The Death Benefit paid to the beneficiary on the annuitant's death if one of the Enhanced Death Benefit features is chosen. The Enhanced Death Benefit payable will be either the greater of the current Contract Value at the date of death of the annuitant or, depending upon the Enhanced Death Benefit chosen, either: (1) the highest Contract Value as of every third Contract anniversary beginning on the date of issue; (2) the value as of the last Contract anniversary date; or (3) the highest Contract Value at any of the Contract's one-month anniversary dates.

ENHANCED DOLLAR COST AVERAGING ("ENHANCED DCA") FEATURE - If you choose one of the Enhanced DCA features available under this Contract, we will credit a rate of interest in excess of the current Fixed Account rate to the balance of your initial Premium Payment remaining in the Enhanced DCA account for a specified amount of time, depending upon the Enhanced DCA feature you chose.

FIXED ACCOUNT - Part of the Company's General Account to which all or a portion of the Contract Value may be allocated.

FIXED ACCOUNT CURRENT RATE - The applicable interest rate contained in a schedule of rates established by the Company from time to time.

FIXED ACCOUNT VALUE - The value of the contract in the Fixed Account prior to the Annuity Start Date.

FREE WITHDRAWAL AMOUNT -The amount of Contract Value that can be withdrawn in any Contract Year without a Withdrawal Charge.

FUND - The open-ended management companies listed on page 3 of this contract. This contract allows you to invest in certain investment portfolios.

GENERAL ACCOUNT -All assets of the Company other than those allocated to Separate Account.

INITIAL NET PREMIUM PAYMENT - The sum of all premiums received pursuant to and as a result of a Section 1035 exchange of another annuity contract at the time of application, and any other premiums received with the application for this contract.

LIVING BENEFIT FEATURE - The Contract permits You to choose one of five different Living Benefit features that guarantee either the minimum value of each of your Contract's Eligible Subaccount values or your Contract's aggregate Eligible Subaccount value, depending upon the feature selected.

LIVING BENEFIT DATE - A specified point in time upon which your Contract's value will at least equal the Living Benefit Feature you selected, provided the conditions specified in this contract are met.

NET PREMIUM PAYMENT -The Premium Payment minus any applicable premium tax.

OWNER ("YOU") - The person(s) who own(s) the Contract. "JOINT OWNERS" are two natural persons who own the contract equally with the right of survivorship.

PAYEE - The person(s) who receive annuity payments. The "SUCCESSOR PAYEE" receives any guaranteed annuity payments after the death of the Payee.

PAYOUT PLAN -An arrangement under which annuity payments are made under this Contract.

PORTFOLIO -The separate investment portfolios of the Funds. The portfolios currently offered through the Contract are listed on page 3A of this Contract.

PREMIUM TAX - The amount of tax, if any, charged by a federal, state or municipal entity on Premium Payments or Contract Values.

QUALIFIED CONTRACT - A Contract that is issued in connection with retirement plans that qualify for special federal income tax treatment under Sections 401, 403 (b), or 408 of the Internal Revenue Code.

SEC - The U.S. Securities and Exchange Commission.

SEPARATE ACCOUNT - IL Annuity and Insurance Co. Separate Account I, a separate investment account divided into Subaccounts that we established to receive and invest the Premium Payments we receive under the Contract. Assets in the Separate Account are not part of our general account.

SEPARATE ACCOUNT VALUE - The value of the Contract in the Separate Account prior to the Annuity Start Date.

SUBACCOUNT - A subdivision of the Separate Account that invests exclusively in shares of a single portfolio of a Fund. The investment performance of each Subaccount is linked directly to the investment performance of the portfolio in which it invests.

SURRENDER VALUE - The Contract Value MINUS (1) any applicable withdrawal charges; MINUS (2) any premium taxes not previously deducted; and MINUS (3) the quarterly Contract Fee. For Qualified Contracts, any outstanding loans are also deducted.

VARIABLE ADMINISTRATIVE OFFICE - Our primary place of business. The mailing address is IL Annuity and Insurance Company, 2960 North Meridian Street, P.O. Box 2960, Indianapolis, IN 46290.

WE, US, OUR AND COMPANY - IL Annuity and Insurance Company.

WRITTEN REQUEST - A Written Request or notice in a form satisfactory to the Company which is signed by the Owner and received at the Variable Administrative Office.

YOU, YOUR - The Owner or Joint Owners.

                           SECTION 4 -PREMIUM PAYMENTS

PREMIUM PAYMENTS

The initial Premium Payment is payable on or before delivery of this Contract. Any Premium Payments after the initial Premium Payment are payable at Our Variable Administrative Office. All Premium Payments are payable in U.S. Dollars. The initial Premium Payment is shown on Page 3. The minimum Premium Payment is $1,000. We retain the right not to accept additional Premium Payments in any one year which exceed two times the initial Premium Payment and not to accept total Premium Payments in excess of $1,000,000.
You may continue Premium Payments until the earliest of:

       (a)    the Annuity Start Date;
       (b)    full withdrawal of Contract Value; or
       (c)    the date You reach age 85 (age 70 1/2 if this is a Qualified
              Contract).

ALLOCATION OF PREMIUM PAYMENTS

This Contract allows You to allocate net Premium Payments to any Subaccount of the Separate Account and the Fixed Account subject to any minimum allocation amounts established by the Company. The initial Premium Payment will be allocated as specified in Your application. The same allocations will be made for each subsequent payment unless You change the allocations by Written Request or, at the time of a Premium Payment, You instruct Us to allocate that payment differently.

                            SECTION 5 -CONTRACT VALUE

CONTRACT VALUE

The Contract Value at any time is the sum of the Fixed Account Value and the Subaccount Value. Unless You indicate otherwise, amounts withdrawn from the Contract Value by You and charges described in this Contract will be deducted from the Fixed Account and the Subaccounts based on the proportion that the values of the Fixed Account and the Subaccounts bear to the Contract Value.

All values and benefits are equal to or more than those required by law. The official responsible for supervising insurance in the state where the Contract is delivered has a detailed summary of the method We use to determine values.

FIXED ACCOUNT VALUE

The Fixed Account Value is equal to:

       (1)    the Net Premium Payments allocated to the Fixed Account, PLUS
       (2)    amounts transferred to the Fixed Account, PLUS
       (3)    interest credited to the Fixed Account, MINUS
       (4)    any partial withdrawals or transfers from the Fixed Account, MINUS

       (5) any Withdrawal Charges, Contract Fees or premium taxes deducted from the Fixed Account.

The Company will credit interest to the Fixed Account. The Fixed Account minimum interest rate is the rate shown on Page 3, compounded annually. The Company, at its discretion, may credit interest rates greater than the Fixed Account minimum interest rate.

SEPARATE ACCOUNT VALUE

The Separate Account Value is equal to the sum of the values in all the Subaccounts of the Separate Account, each of which is, prior to the Annuity Start Date, equal to:

       (1)    Net Premium Payments allocated to that Subaccount , PLUS
       (2)    any amount transferred to that Subaccount, PLUS
       (3) any interest income, dividends, capital gains, realized or unrealized, in that Subaccount, MINUS
       (4) any partial withdrawals or transfers of amounts from the Subaccount (including any applicable transfer charges), MINUS
       (5) any Withdrawal Charges, optional feature charge, Contract Fees or premium taxes deducted from that Subaccount, MINUS
       (6)    realized or unrealized net capital losses in that Subaccount.

CONTRACT FEE

We charge a fee for establishing and maintaining Our records for this Contract. The charge is $7.50 per quarter and is deducted from the Contract Value at the end of each three-month period measured from the Date of Issue or, if earlier, on the date of a full withdrawal. This charge does not apply after a payout plan has begun.

PREMIUM TAX CHARGES

A charge will be made by Us against the Contract Value of this Contract at the time any premium taxes not previously deducted are payable.

TRANSFERS OF CONTRACT VALUES

While this Contract is in force prior to the Annuity Start Date, You may transfer, by Written Request, Contract Values from one or more of the Subaccounts and Fixed Account to another one or more of the Subaccounts or to the Fixed Account. You may make 12 such transfer requests per Contract Year without charge. A charge of $25.00 will be imposed for each transfer request in excess of 12. The transfer fee, if any, will be deducted from the Subaccount(s) from which the transfer is made. If a transfer is made for more than one Subaccount at the same time, the transfer fee will be deducted pro rata from the remaining Separate Account Values in such Subaccounts. We reserve the right to waive the transfer fee. IF YOU TRANSFER MONEY OUT OF AN ELIGIBLE SUBACCOUNT, YOU WILL REDUCE THE VALUE OF THE LIVING BENEFIT GUARANTEE. It is important that you read the section on "Living Benefit" before you make a transfer if you have selected the Living Benefit feature.

While this Contract is in force prior to the Annuity Start Date, You may transfer up to 20% of the Fixed Account Value (as determined at the beginning of the Contract Year) from the Fixed Account to one or more of the Subaccounts in any Contract Year. There is no charge for transfers from the Fixed Account to one or more of the Subaccounts. Amounts transferred under the Interest Sweep provision are included in the maximum amount which can be transferred from the Fixed Account in any Contract Year. The transfer privileges may be suspended or modified by Us at any time.

After annuity payments have begun, You may exchange annuity units from one or more of the Subaccounts for annuity units of one or more of the Subaccounts once each Contract Year. There is no charge for this exchange.

The Company will accept transfer requests in writing, or in those states that allow them, over the telephone. We will use reasonable procedures to confirm that telephone instructions are genuine and will not be liable for following telephone instruction that we reasonably determined to be genuine. The Company may withdraw the telephone exchange privilege upon 30 days written notice to contract owners. Amounts deducted from the Fixed Account for charges, withdrawals and transfers to the Subaccounts, for the purpose of crediting interest are accounted for on a last in, first out basis.

DOLLAR COST AVERAGING ("DCA")

Before the Annuity Start Date, You may elect to have an amount You specify automatically transferred from one or more Subaccounts or the Fixed Account to any other Subaccounts. DCA transfers will be made on a monthly or quarterly basis. The amount transferred must be at least $100. There is no charge for DCA transfers.

Amounts withdrawn from the Fixed Account due to DCA are counted toward the 20% of Fixed Account Value that may be transferred out of the Fixed Account during any Contract Year.

Once you elect the DCA program, it remains in effect for the life of the contract until the value designated in the Fixed Account or Subaccount is expended or until you cancel the program.

ENHANCED DOLLAR COST AVERAGING

The Enhanced DCA provision permits you to systematically transfer a fixed dollar amount from the Enhanced DCA account to one or more of the Subaccounts.

[INSERT 1: 6-MONTH FEATURE]

Under this provision, you may allocate your initial Premium Payment to the Enhanced DCA account and we will credit a guaranteed rate of interest on the Premium Payment for a 6-month period beginning on the date of issue of the contract. Premium Payments over $500,000 will require our approval. DCA transfers may only be made into the Subaccounts you select. You must choose a fixed dollar amount of at least $100 to be transferred from the Enhanced DCA account each month. This Enhanced DCA feature allows you to earn a higher rate of interest than you would normally earn on assets placed in the standard Fixed Account during the comparable period.

Transfers will occur each month over the 6 month period with the final transfer including all amounts remaining in the Enhanced DCA account.

We will process transfers under this feature until either the amounts in the Enhanced DCA account are exhausted, or You instruct us in writing to stop transfers. If You stop transfers under this feature, You will no longer receive the higher Enhanced DCA interest rate.

Unless You instruct us otherwise, when we receive your written notice to discontinue transfers under this Enhanced DCA feature, we will automatically transfer the amount remaining under the Enhanced DCA to the standard Fixed Account. If you cancel your Contract during the free-look period, we will credit the standard Fixed Account rate to any amounts you allocated to the Enhanced DCA account .

You may have only one Enhanced DCA account in place at one time.

Transfers under the Enhanced DCA account do not count towards the twelve transfers we allow each year without charge.

[INSERT 2: 8-MONTH FEATURE]

Under this provision, you may allocate your initial Premium Payment to the Enhanced DCA account and we will credit a guaranteed rate of interest on the Premium Payment for a 8-month period beginning on the date of issue of the contract. Premium Payments over $500,000 will require our approval. DCA transfers may only be made into the Subaccounts you select. You must choose a fixed dollar amount of at least $100 to be transferred from the Enhanced DCA account each month. This Enhanced DCA feature allows you to earn a higher rate of interest than you would normally earn on assets placed in the standard Fixed Account during the comparable period.

Transfers will occur each month over the 8 month period with the final transfer including all amounts remaining in the Enhanced DCA account.

We will process transfers under this feature until either the amounts in the Enhanced DCA account are exhausted, or You instruct us in writing to stop transfers. If You stop transfers under this feature, You will no longer receive the higher Enhanced DCA interest rate.

Unless You instruct us otherwise, when we receive your written notice to discontinue transfers under this Enhanced DCA feature, we will automatically transfer the amount remaining under the Enhanced DCA to the standard Fixed Account. If you cancel your Contract during the free-look period, we will credit the standard Fixed Account rate to any amounts you allocated to the Enhanced DCA account.

You may have only one Enhanced DCA account in place at one time.

Transfers under the Enhanced DCA account do not count towards the twelve transfers we allow each year without charge.

[INSERT 3: 12-MONTH FEATURE]

Under this provision, you may allocate your initial Premium Payment to the Enhanced DCA account and we will credit a guaranteed rate of interest on the Premium Payment for a 12-month period beginning on the date of issue of the contract. Premium Payments over $500,000 will require our approval. DCA transfers may only be made into the Subaccounts you select. You must choose a fixed dollar amount of at least $100 to be transferred from the Enhanced DCA account each month. This Enhanced DCA feature allows you to earn a higher rate of interest than you would normally earn on assets placed in the standard Fixed Account during the comparable period.

Transfers will occur each month over the 12 month period with the final transfer including all amounts remaining in the Enhanced DCA account.

We will process transfers under this feature until either the amounts in the Enhanced DCA account are exhausted, or You instruct us in writing to stop transfers. If You stop transfers under this feature, You will no longer receive the higher Enhanced DCA interest rate.

Unless You instruct us otherwise, when we receive your written notice to discontinue transfers under this Enhanced DCA feature, we will automatically transfer the amount remaining under the Enhanced DCA to the standard Fixed Account. If you cancel your Contract during the free-look period, we will credit the standard Fixed Account rate to any amounts you allocated to the Enhanced DCA account.

You may have only one Enhanced DCA account in place at one time.

Transfers under the Enhanced DCA account do not count towards the twelve transfers we allow each year without charge.

INTEREST SWEEP

Before the Annuity Start Date, You may elect to have any interest credited to the Fixed Account automatically transferred to one or more Subaccounts at the beginning of each calendar quarter. Amounts transferred out of the Fixed Account due to an interest sweep transfer are counted toward the 20% of Fixed Account Value that may be transferred out of the Fixed Account during any Contract Year.

AUTOMATIC ACCOUNT BALANCING SERVICE

Before the Annuity Start Date, You may elect automatic account balancing. If You select this option, on the first Business Day of a calendar month or calendar quarter, We will automatically balance Your Subaccounts to match Your premium allocation percentages. There is no charge for automatic account balancing.

                     SECTION 6 -SEPARATE ACCOUNT PROVISIONS

SEPARATE ACCOUNT

Variable benefit payments under the Contract are provided through the Separate Account. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The portion of the assets of the Separate Account equal to the reserves and other Contract liabilities of the Separate Account are not chargeable with the liabilities arising out of any other business that We may conduct and which has no specific relation to or dependence upon the Separate Account. We have the right to transfer to Our general account any assets of the Separate Account which are in excess of such reserves and other liabilities. The Company established the Separate Account to support the operations of this Contract and other variable contracts the Company currently offers or may offer in the future.

SUBACCOUNTS

The assets of the Separate Account are divided into subdivisions called Subaccounts that are listed on page 3A of this Contract and in the current prospectus You received. Each Subaccount invests exclusively in shares of a corresponding portfolio of a Fund listed on page 3A of this Contract. The income, gains and losses, whether or not realized, from assets allocated to each Subaccount shall be credited to or charged against such Subaccount without regard to other income, gains, or losses of any other Subaccount. Any amounts of income, dividends and gains distributed from the shares of a Fund are re-invested in additional shares of that Fund at its net asset value.

The Separate Account supporting benefits of this Contract and the reserves supporting variable annuity payments under this Contract provided by the Separate Account depend on the investment performance of the portfolios in which Your selected Subaccounts are invested. We do not guarantee the investment performance of the portfolios. You bear the investment risk related to Separate Account Value and variable annuity payments supported by the Subaccounts.

ACCUMULATION UNITS

Net Premium Payments may be allocated among and amounts may be transferred to the Subaccounts. Net Premium Payments or transferred amounts are converted into accumulation units of the Subaccount to which the payment is allocated or the transfer is made. The accumulation unit value for each Subaccount's first Business Day was set at $10 and is recalculated for each subsequent Business Day. The number of accumulation units credited to each Subaccount is determined by dividing the dollar value of a net Premium Payment allocated or transferred to a Subaccount by the value of one accumulation unit for the Subaccount as of the end of the Business Day on which We received the payment. The number of accumulation units so determined will not be affected by any subsequent change in the value of such accumulation unit.

ACCUMULATION UNIT VALUE

The accumulation unit value for each Subaccount will vary to reflect the investment experience of the applicable portfolio. The accumulation unit value for a Subaccount will be determined at the end of each Business Day by multiplying the accumulation unit value of the Subaccount on the preceding Business Day by the net investment factor for the Subaccount for the current Business Day. The value of the Subaccount on each Business Day is then determined by multiplying the number of accumulation units in that Subaccount by the accumulation unit value on that Business Day.

VALUATION OF ANY SUBACCOUNT

Allocation of net Premium Payments and transfers to a Subaccount will increase the number of accumulation units of that Subaccount. Partial withdrawals and transfers from a Subaccount will result in cancellation of accumulation units of that Subaccount, as will a full withdrawal and the deduction of a Contract Fee and any applicable premium taxes. Accumulation units are cancelled as of the end of the Business Day on which the Company receives a Written Request or notices regarding the event.

NET INVESTMENT FACTOR

The Net Investment Factor is an index applied to measure the investment performance of a Subaccount from one Business Day to the next. The Net Investment Factor may be greater or less than one, therefore, the value of an accumulation unit may increase or decrease from day to day.

The Net Investment Factor for each Subaccount equals 1 plus the fraction obtained by dividing (a) by (b) where:

       (a)    is the net result of:

              1. the investment income, dividends, and capital gains, realized or unrealized, credited at the end of the current Business Day; PLUS
              2. the amount credited or released from reserves for taxes attributed to the operation of the Subaccount; MINUS
              3. the capital losses, realized or unrealized, charged at the end of the Business Day, MINUS
              4. any amount charged for taxes or any amount set aside during the Business Day as a reserve for taxes attributable to the operation or maintenance of the Subaccount; MINUS
              5. the amount charged for mortality and expense risk on that Business Day; MINUS

              6.     the amount charged for administration on that Business Day;
                     and

       (b) is the value of the assets in the Subaccount at the end of the preceding Business Day, adjusted for allocations and transfers to and withdrawals and transfers from the Subaccount occurring during that preceding Business Day.

ANNUITY UNIT VALUE

The Annuity Unit value for each Subaccount will vary to reflect the investment experience of the applicable portfolio. [THE ANNUITY UNIT VALUE FOR A SUBACCOUNT WILL BE DETERMINED ON EACH BUSINESS DAY BY MULTIPLYING THE ANNUITY UNIT VALUE OF THE SUBACCOUNT ON THE PRECEDING BUSINESS DAY BY THE PRODUCT OF (a) THE NET INVESTMENT FACTOR FOR THAT SUBACCOUNT FOR THE BUSINESS DAY FOR WHICH THE ANNUITY VALUE IS BEING CALCULATED AND (b) AN INTEREST FACTOR TO NEUTRALIZE THE ASSUMED INTEREST RATE.]

You may choose an assumed interest rate of 3%, 4% or 5% at the time a variable payout plan is selected.

                        SECTION 7 -WITHDRAWAL PROVISIONS

PARTIAL WITHDRAWALS

You may request, in writing, to withdraw part of the Contract Value in amounts not less than $250. Your request must be received before the Annuity Start Date. If the Contract Value is reduced to below $1,000 by a partial withdrawal, the Company reserves the right to pay the Surrender Value to the Owner in a lump sum. Such payment will terminate the Contract and all obligations under the Contract.

You specify the Subaccount(s) or Fixed Account from which the partial withdrawal is made. If You do not specify from which accounts the withdrawal is to be made, or if the amount in the designated account is inadequate to comply with Your request, We will make the withdrawal pro-rata from each Subaccount and the Fixed Account based on the proportion that Your Subaccount Value and the Fixed Account Value bear to the Contract Value prior to the withdrawal.

We will pay You the amount You request in connection with a partial withdrawal by canceling Accumulation Units from the appropriate Subaccounts and/or reducing the value of the Fixed Account.

FREE WITHDRAWAL AMOUNT

After the first Contract Year, You may withdraw up to 10% of Your Contract Value as of the beginning of each Contract Year and we will not charge you a Withdrawal Charge. This amount is called the Free Withdrawal Amount. Withdrawals under the Systematic Withdrawal Program are also permitted a Free Withdrawal Amount, as stated in the Systematic Withdrawal Program provision, during the first Contract Year.

If You do not withdraw the full 10% in any Contract Year, the remaining amount does not roll over to the next Contract Year.

[INSERT 1: 50% CUMULATIVE WITHDRAWAL FEATURE]

After the first Contract Year, You may withdraw up to 10% of Your Contract Value as of the beginning of each Contract Year and We will not charge You a Withdrawal Charge on that amount. If You do not withdraw the full 10% in any one Contract Year, the remaining percentage may be rolled over to the next

Contract Year and will accumulate up to 50% for 5 years. A maximum of 50% of Your Contract Value may be withdrawn.

[INSERT 2: EARNINGS WITHDRAWAL FEATURE]

After the first Contract Year, You may withdraw part or all of Your earnings under the Contract at any time without incurring a Withdrawal Charge. Earnings are equal to Your Contract Value MINUS Premium Payments, transfers and partial withdrawals. Withdrawals of earnings are considered separate from the Free Withdrawal Amount of 10%.

There will be a Withdrawal Charge on partial withdrawals in excess of the annual Free Withdrawal Amount.

FULL WITHDRAWAL OF CONTRACT VALUE

You may cancel this Contract by Written Request and receive the Surrender Value at any time before the Annuity Start Date. The Surrender Value will be the Contract Value as of the end of the Business Day on which the Company receives Your Written Request in Our Variable Administrative Office, less any Withdrawal Charge, Contract Fee and premium taxes not previously deducted.

WITHDRAWAL CHARGES

The Withdrawal Charge is separately calculated for each withdrawal You make. For purposes of calculating the Withdrawal Charge, We treat withdrawals as coming from the oldest Premium Payment first. Amounts subject to the Withdrawal Charge will be deemed to be first from Premium Payments, and then from earnings. This means that We will not deduct a Withdrawal Charge on withdrawals of that portion of Your Contract Value that exceeds the sum total of Your Premium Payments.

[INSERT 1: BASIC WITHDRAWAL CHARGE]

We will impose a Withdrawal Charge on all partial or full withdrawals of Premium Payments that You make during the first seven Contract Years if the amount of the withdrawal exceeds the Free Withdrawal Amount. The Withdrawal Charge is calculated as a percentage of the amount You withdraw based on the number of years between the date We receive Your Written Request for withdrawal and the Date of Issue. The rate of the Withdrawal Charge is listed in the table below. No Withdrawal Charge is deducted from full or partial withdrawals that You make in Contract Years eight and later.

                                                      Charge as Percentage
        Contract Year                                 of  Premium Payments
        -------------                                 --------------------
            1-4.................................................7.0%
            5...................................................6.0
            6...................................................4.0
            7...................................................2.0
            8+..................................................0.0%

[INSERT 2: FOUR YEAR WITHDRAWAL CHARGE FEATURE]

We will impose a Withdrawal Charge on all partial or full withdrawals of Premium Payments that You make during the first four Contract Years if the amount of the withdrawal exceeds the Free Withdrawal Amount. The Withdrawal Charge is calculated as a percentage of the amount You withdraw based on the number of years between the date We receive Your Written Request for withdrawal and the Date of Issue. The rate of the Withdrawal Charge is listed in the table below. No Withdrawal Charge is deducted from full or partial withdrawals that You make in Contract Years five and later.


                                                      Charge as Percentage
         Contract Year                                of Premium Payments
         -------------                                -------------------
             1-4...............................................7.0%

             5+................................................0.0%


[INSERT 3: 3% BONUS CREDIT FEATURE]

We will provide an immediate 3% Bonus credit to your Initial Net Premium Payment on the Date of Issue for any initial net premium then received and when any portion of the Initial Net Premium Payment is received. We will impose a Withdrawal Charge on all partial or full withdrawals of Premium Payments that You make during the first nine Contract Years if the amount of the withdrawal exceeds the Free Withdrawal Amount. The Withdrawal Charge is calculated as a percentage of the amount You withdraw based on the number of years between the date We receive Your Written Request for withdrawal and the Date of Issue. The rate of the Withdrawal Charge is listed in the table below. No Withdrawal Charge is deducted from full or partial withdrawals that You make in Contract Years ten and later.


                                                   Charge as Percentage
          Contract Year                            of Premium Payments
          -------------                            -------------------
               1-4...........................................8.0%
               5..............................................7.0
               6..............................................6.0
               7..............................................3.0
               8..............................................2.0
               9..............................................2.0
               10 ............................................0.0

[INSERT 4: 4% BONUS CREDIT FEATURE]

We will provide an immediate 4% Bonus credit to your Initial Net Premium Payment on the Date of Issue for any initial net premium then received and when any portion of the Initial Net Premium Payment is received. We will impose a Withdrawal Charge on all partial or full withdrawals of Premium Payments that You make during the first nine Contract Years if the amount of the withdrawal exceeds the Free Withdrawal Amount. The Withdrawal Charge is calculated as a percentage of the amount You withdraw based on the number of years between the date We receive Your Written Request for withdrawal and the Date of Issue. The rate of the Withdrawal Charge is listed in the table below. No Withdrawal Charge is deducted from full or partial withdrawals that You make in Contract Years ten and later.


                                                   Charge as Percentage
            Contract Year                          of Premium Payments
            -------------                          -------------------
                 1-5.......................................8.5%
                 6..........................................7.5
                 7..........................................6.5
                 8..........................................3.5
                 9..........................................2.5

                 10+........................................0.0

[INSERT 5: 5% BONUS CREDIT FEATURE]

We will provide an immediate 5% Bonus credit to your Initial Net Premium Payment on the Date of Issue for any initial net premium then received and when any portion of the Initial Net Premium Payment is received. We will impose a Withdrawal Charge on all partial or full withdrawals of Premium Payments that You make during the first nine Contract Years if the amount of the withdrawal exceeds the Free Withdrawal Amount. The Withdrawal Charge is calculated as a percentage of the amount You withdraw based on the number of years between the date We receive Your Written Request for withdrawal and the Date of Issue. The rate of the Withdrawal Charge is listed in the table below. No Withdrawal Charge is deducted from full or partial withdrawals that You make in Contract Years ten and later.

                                                   Charge as Percentage
            Contract Year                          of Premium Payments
            -------------                          -------------------
                  1-4.....................................9.0%
                  5....................................... 8.0
                  6....................................... 7.0
                  7....................................... 4.0
                  8....................................... 3.0
                  9 .......................................2.0
                  10 +.......................................0

 Any applicable Withdrawal Charge will be deducted from the remaining value in the Subaccount(s) or Fixed Account from which the withdrawal is being made. If such remaining Subaccount Value(s) or Fixed Account Value is insufficient for this purpose, the withdrawal charge will be deducted pro-rata from all Subaccounts(s) and the Fixed Account based on the remaining Contract Value in each Subaccount and the Fixed Account.

No Withdrawal Charge will be assessed in the event the Contract terminates due to the death of the Annuitant or Owner or [IF CONTRACT VALUES ARE APPLIED TO A LIFE ANNUITY OR AN ANNUITY WITH A PAYMENT PERIOD OF AT LEAST 10 YEARS.]

PAYMENT ON WITHDRAWALS

Payment on any request for withdrawal, or for the Death Benefit, will be made as soon as possible and, with respect to the Contract Values in the Subaccounts, no later than seven days after the Written Request is received by the Company. However, such payment may be postponed for any period:

       (1)    when the New York Stock Exchange is closed; or
       (2)    when trading on the New York Stock Exchange is restricted; or
       (3) when an emergency exists as a result of which (a) disposal of securities held in the Subaccounts is not reasonably practicable or (b) it is not reasonably practicable to fairly determine the value of the new assets of the Subaccount; or
       (4) during any other period when the U.S. Securities and Exchange Commission, by order, so permits for the protection of security holders.

Rules and regulations of the U.S. Securities and Exchange Commission will govern as to whether the conditions set forth in 2, 3 and 4 exist.

For payments or transfers from the Fixed Account, We may defer payment for up to 6 months from the date We receive Your Written Request. We will pay interest of at least 3% per annum on the amount withdrawn if the payment is deferred more than 30 days after receipt of documentation necessary to complete the transaction.

SYSTEMATIC WITHDRAWAL PROGRAM

The Systematic Withdrawal Program provides an automatic [MONTHLY OR QUARTERLY] payment to You from the amounts You have accumulated in the Subaccounts and/or the Fixed Account. The minimum amount You may withdraw is $100. To use the program, You must maintain a $1,000 balance in Your Contract. You may elect to participate in the Systematic Withdrawal Program at any time before the Annuity Start Date by sending a Written Request to Our Variable Administrative Office. Once You elect the program, it remains in effect unless the balance in Your Contract drops below $1,000.

     We will assess a Withdrawal Charge on these withdrawals, unless the amount You withdraw under the Systematic Withdrawal Program qualifies as a Free Withdrawal Amount or unless Withdrawal Charges no longer apply to the amounts withdrawn. Withdrawals under the Systematic Withdrawal Program are permitted an Annual Free Withdrawal Amount during the first Contract Year. We do not deduct any other charges for this program. We reserve the right to discontinue offering the Systematic Withdrawal Program at any time and for any reason.

Amounts withdrawn from the Fixed Account due to the Systematic Withdrawal Program are counted toward the 20% of Fixed Account Value that may be transferred out of the Fixed Account during any Contract Year.

                         SECTION 8 -OWNERSHIP PROVISIONS

CONTRACT OWNER

The Annuitant is the Owner unless otherwise stated in the application or unless changed under the Transfer of Ownership provision. The Owner is entitled to all Contract rights and benefits while the Annuitant is alive, without the consent of any other person.

JOINT OWNER

The Contract may be owned by two persons as Joint Owners, with rights of survivorship. In this case, the Joint Owners must consent to any withdrawals or changes to the Contract or Beneficiary.

TRANSFER OF OWNERSHIP

You may transfer the ownership of this Contract on forms provided by Us. The completed forms must be recorded by Us at Our Variable Administrative Office. The transfer will be effective as of the date the transfer form is signed. We may require the return of the Contract for endorsement. The transfer is subject to any payment made or other actions taken by Us before We received Your Written Request. We are not responsible for the tax consequences resulting from a change of ownership.

QUALIFIED PLANS

If and while this Contract is part of a tax-qualified retirement plan under the U.S. Internal Revenue Code, You may not change the Owner or assign the Contract or make withdrawals unless permitted by the plan.

BENEFICIARY

The designation of a Beneficiary in the application shall remain in effect until You change it. You may name a Beneficiary and change any named Beneficiary during the lifetime of the Annuitant by Written Request satisfactory to Us. The change will take effect on the date the Written Request is signed. A change will not apply to any payment We make or any other action We take before the Written Request is received in Our Variable Administrative Office.

ASSIGNMENT

You may assign the Contract in writing. The assignment will not bind Us until We have received a copy. Your rights and those of any Beneficiary will be subject to assignment. We are not responsible for the validity or tax consequences of the assignment.

                       SECTION 9 -DEATH BENEFIT PROVISIONS

DISTRIBUTION UPON THE DEATH OF THE OWNER

If You own the Contract with another person, and one of You dies before the Annuity Start Date, the survivor becomes the sole Beneficiary regardless of Your designation. If there is no surviving Owner, Your named Beneficiary will become the Beneficiary upon Your death. (You may name primary and contingent Beneficiaries.) If You have named two or more primary Beneficiaries, they will share equally in the death benefit (described below) unless You have specified otherwise. If there are no living primary Beneficiaries at the time of Your death, payments will be made to those contingent Beneficiaries who are living when payment of the death benefit is due. If all the Beneficiaries have predeceased You, We will pay the death benefit to Your estate. If You or a Joint Owner who is the Annuitant dies before the Annuity Start Date, then the provisions relating to the death of an Annuitant (described below) will govern.

     If You are not the Annuitant and You die before the Annuitant and before the Annuity Start Date, then the following options are available to Your
Beneficiary:

     (1) If such Beneficiary is the spouse of the deceased Owner, the spouse may continue the Contract as the new Owner.

     (2)  If such Beneficiary is not the spouse of the deceased Owner:

          (a) such Beneficiary may elect to receive the Contract Value, LESS any premium taxes not yet deducted, in a single sum within 5 years of the deceased Owner's death; or

          (b) such Beneficiary may elect to receive the Contract Value paid out under one of the approved payout plans, provided that distributions begin within one year of the deceased Owner's death and the distribution period under the payout plan is for the life of, or for a period not exceeding the life expectancy of, the Beneficiary.

       If such Beneficiary does not elect one of the above options, We will pay the Contract Value, LESS any premium taxes not yet deducted, within five years from the date of the deceased Owner's death.

Under any of the distribution options in this section, the Beneficiary may exercise all ownership rights and privileges from the date of the deceased Owner's death until the date that the Contract Value is paid. Similar rules apply to Qualified Contracts. The above distribution requirements will apply only upon the death of the first Joint Owner.

DISTRIBUTION UPON THE DEATH OF THE ANNUITANT

If the Annuitant (including an Owner who is the Annuitant) dies before the Annuity Start Date, We will pay the Death Benefit described below in "Death Benefits Before the Annuity Start Date" in a lump sum to Your named Beneficiary(ies) within five years after the date of the Annuitant's death. (You may name primary and contingent Beneficiaries.) If You have named two or more primary Beneficiaries, they will share equally in the Death Benefit unless You have specified otherwise. If there are no living primary Beneficiaries at the time of the Annuitant's death, payments will be made to those contingent Beneficiaries who are living when payment of the Death Benefit is due. If all the Beneficiaries have predeceased the Annuitant, We will pay the Death Benefit to You, if living, or the Annuitant's estate. In lieu of a lump sum payment, the Beneficiary may elect, within 60 days of the date We receive due proof of the Annuitant's death, to apply the Death Benefit to a payout plan (See "Payout Options.")

     If you are also the Annuitant and You die, the provisions described immediately above apply, except that the Beneficiary may only apply the Death Benefit payment to a payout plan if:

     (1) payments under the option begin within one (1) year of the Annuitant's death; and

     (2) payments under the option are payable over the Beneficiary's life or over a period not greater than the Beneficiary's life expectancy.

DEATH BENEFIT BEFORE THE ANNUITY START DATE

[INSERT 1  - BASE BENEFIT GREATER OF ACCOUNT VALUE OR PREMIUMS LESS WITHDRAWALS]

If the Annuitant dies before the Annuity Start Date, the Beneficiary will receive a Death Benefit. The Death Benefit will be equal to the greater of:

     (1) the sum of all Premium Payments made under the Contract, LESS partial withdrawals as of the date We receive due proof of the deceased's death and payment instructions; or

     (2) the Contract Value as of the date We receive due proof of the deceased's death and payment instructions;

[LESS ANY OUTSTANDING LOANS AND LESS ANY APPLICABLE PREMIUM TAXES NOT PREVIOUSLY DEDUCTED.]

[INSERT 2  - [3 YEAR STEPPED UP ENHANCED DEATH BENEFIT]

As used in this provision, Death Benefit Anniversary means every third Contract Anniversary beginning on the Date of Issue.

If the Annuitant dies before the Annuity Start Date, the Beneficiary will receive a Death Benefit. The minimum Death Benefit payable upon the death of the Annuitant before the Annuity Start Date will be reset every third year on the Death Benefit Anniversary if the Contract Value on such Death Benefit Anniversary is greater than the Contract Value on the previous Death Benefit Anniversary. The Death Benefit will equal the greater of:

     (1) the Contract Value as of the date We receive due proof of the deceased's death and payment instructions; or

     (2) the highest Contract Value as of any Death Benefit Anniversary preceding the date the Death Benefit is determined, plus any Premium Payments, and minus any withdrawals and charges, incurred between such Death Benefit Anniversary and the date the Death Benefit is determined. This value is initially set on the first Death Benefit Anniversary and equals the greater of: (a) the sum of Premium Payments, MINUS partial withdrawals; or (b) Contract Value, on that date. This value will be reset on every future Death Benefit Anniversary to equal Contract Value on that date ONLY IF Contract Value on that Death Benefit Anniversary is greater than the Death Benefit Value on any previous Death Benefit Anniversary. Once reset, this value will never decrease unless partial withdrawals are made;

[LESS ANY OUTSTANDING LOANS AND LESS ANY APPLICABLE PREMIUM TAXES NOT PREVIOUSLY DEDUCTED.]

[INSERT 3  - [1 YEAR STEPPED UP ENHANCED DEATH BENEFIT]

As used in this provision, Death Benefit Anniversary means every Contract Anniversary beginning on the Date of Issue.

If the Annuitant dies before the Annuity Start Date, the Beneficiary will receive a Death Benefit. The minimum Death Benefit payable upon the death of the Annuitant before the Annuity Start Date will be reset every year on the Death Benefit Anniversary if the Contract Value on such Death Benefit Anniversary is greater than the Contract Value on the previous Death Benefit Anniversary. The Death Benefit will equal the greater of:

     (1) the Contract Value as of the date We receive due proof of the deceased's death and payment instructions; or

     (2) the highest Contract Value as of any Death Benefit Anniversary preceding the date the Death Benefit is determined, plus any Premium Payments, and minus any withdrawals and charges, incurred between such Death Benefit Anniversary and the date the Death Benefit is determined. This value is initially set on the first Death Benefit Anniversary and equals the greater of: (a) the sum of Premium Payments, MINUS partial withdrawals; or (b) Contract Value, on that date. This value will be reset on every future Death Benefit Anniversary to equal Contract Value on that date ONLY IF Contract Value on that Death Benefit Anniversary is greater than the Death Benefit Value on any previous Death Benefit Anniversary. Once reset, this value will never decrease unless partial withdrawals are made;

[LESS ANY OUTSTANDING LOANS AND LESS ANY APPLICABLE PREMIUM TAXES NOT PREVIOUSLY DEDUCTED.]

[INSERT 4 - [1 MONTH STEPPED UP ENHANCED DEATH BENEFIT] ]

As used in this provision, Death Benefit Anniversary means the same day in each calendar month as the Date of Issue.

If the Annuitant dies before the Annuity Start Date, the Beneficiary will receive a Death Benefit. The minimum Death Benefit payable upon the death of the Annuitant before the Annuity Start Date will be reset every month on the Death Benefit Anniversary if the Contract Value on such Death Benefit Anniversary is greater than the Contract Value on the previous Death Benefit Anniversary. The Death Benefit will equal the greater of:

     (1) the Contract Value as of the date We receive due proof of the deceased's death and payment instructions; or

     (2) the highest Contract Value as of any Death Benefit Anniversary preceding the date the Death Benefit is determined, plus any Premium Payments, and minus any withdrawals and charges, incurred between such Death Benefit Anniversary and the date the Death Benefit is determined. This value is initially set on the first Death Benefit Anniversary and equals the greater of: (a) the sum of Premium Payments, MINUS partial withdrawals; or (b) Contract Value, on that date. This value will be reset on every future Death Benefit Anniversary to equal Contract Value on that date ONLY IF Contract Value on that Death Benefit Anniversary is greater than the Death Benefit Value on any previous Death Benefit Anniversary. Once reset, this value will never decrease unless partial withdrawals are made;

[LESS ANY OUTSTANDING LOANS AND LESS ANY APPLICABLE PREMIUM TAXES NOT PREVIOUSLY DEDUCTED.]

AGE LIMITATION UNDER THE DEATH BENEFIT OPTION

If the Annuitant dies at or after age 75, but before the Annuity Start Date, the Death Benefit will equal the greater of: (a) The Contract Value, LESS any applicable premium taxes not yet deducted; or (b) The premiums paid for the Contract minus withdrawals, as of the date We receive due proof of death and payment instructions.

LOANS

If the Contract is a Qualified Contract, any outstanding loan amount on the date the Death Benefit is paid will also be deducted from the Death Benefit.

PROOF OF DEATH

Proof of death satisfactory to the Company consists of the death record or a certified copy of a court decree reciting a finding of death or any other proof satisfactory to the Company.

REQUIRED DISTRIBUTIONS

An Owner or Beneficiary who is required to begin to receive payments in the form of a life annuity or annuity for a period certain not exceeding the recipient's life expectancy may choose a payout plan.

BENEFICIARIES

You may designate the Beneficiaries as primary or contingent to indicate the order in which they take. If You name two or more Beneficiaries of the same class they will share equally unless you state how they are to share. If You identify a relative as a Beneficiary, We will interpret that to mean a relative of the Annuitant unless You state the relationship is to another person.

Any Beneficiary who dies within 10 days of the Annuitant's or Owner's death will not be entitled to any benefits unless that Beneficiary is living when We receive due proof of the Annuitant's or Owner's death.

DEATH OF PAYEE AFTER THE ANNUITY START DATE

If the Payee dies after the Annuity Start Date, any Joint Payee becomes the sole Payee. If there is no Joint Payee, the Successor Payee becomes the sole Payee. If there is no Successor Payee, the remaining benefits are paid to the estate of the last surviving Payee. The death of the Payee after the Annuity Start Date will have the effect stated in the payout plan pursuant to which annuity payments are being made. If any Owner dies on or after the Annuity Start Date, any payments that remain must be made at least as rapidly as under the payout plan in effect on the date of the Your death.

[ INSERT - DEATH EXPENSE BENEFIT FEATURE
If the Annuitant is [72] or younger when we issue your Contract (or if the successor Annuitant is [72] or younger when he or she becomes the successor Annuitant) the Death Benefit will be the greater of:

     (1)  The Contract's basic Death Benefit; or

     (2)  Any applicable Enhanced Death Benefit you selected.

increased by:

[XX%] of the total Net Premium Payments paid.

For purposes of calculating your Death Expense Benefit, "Net Premium Payments" are the total Premium Payments made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made, plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals. Reduction on a pro rata basis means that we can calculate the percentage of the current Contract value that is being withdrawn and we reduce Net Premium Payments by that percentage. ]

                       SECTION 10 -PAYOUT PLAN PROVISIONS

If You own a Non-Qualified Contract, We will ask You to select an Annuity Start Date. If You do not select a date, the Annuity Start Date is either the Annuitant's age 70 or 10 years after the Date of Issue, whichever is later. If You own a Qualified Contract, the Annuity Start Date is fixed at the Annuitant's age 70 1/2.

We will start annuity payments to the Annuitant on the Annuity Start Date shown on Page 4 unless You request a change in the Annuity Start Date. You can change the Annuity Start Date to any Contract Anniversary or to any date on which You withdraw the Contract Value. Your Written Request must be received in Our Variable Administrative Office at least 31 days prior to the existing Annuity Start Date.

If You have chosen the Living Benefit feature and You change the Annuity Start Date to a date earlier than the Living Benefit Date, You will no longer be eligible for the Living Benefit. (See "Living Benefit.")

PAYOUT PLANS

You may apply the Contract Value, less any applicable Contract Fee, Withdrawal Charges, and premium taxes not yet deducted, under any of the following payout plans or any other plan then being offered by the Company. Payout Plans may be fixed or variable.

The amount of the payment is not guaranteed if a variable payout is selected. If a fixed payout is selected, the payments for each $1,000 applied will not be less than those shown in the Fixed Period Table in Section 13.

You may request quarterly, semi-annual, or annual annuity payments instead of monthly payments.

     (1)  Installment Income Plans

          (A) Fixed Period - Paid in monthly payments for the number of years You select from 1 to 30 years. The amount of the payment is not guaranteed if a variable payout is selected. If a fixed payout is selected, the payments for each $1,000 applied will not be less than those shown in the Fixed Period Table in Section 13. Payments may be commuted.

          (B) Fixed Amount - Paid in equal monthly installments of $5.00 or more for each $1,000 applied. The number of payments is not guaranteed if a variable payout is selected. If a fixed payout is selected, payments will be made until the full amount applied with compound interest at not less that 3% is used up. Payments may be commuted.

     (2) Life Income Plans

          (A) One Life - Paid monthly during the lifetime of the Payee. We will guarantee payments for either 10 or 20 years and for as long as the Payee lives. The amount of the payment is not guaranteed if a variable payout is selected. If a fixed payout is selected, the payments for each $1,000 applied will not be less than those shown in the One Life Table. The amount paid is based on the Payee's sex and age on the date of the first annuity payment. Payments guaranteed for 10 or 20 years may be commuted. Payments guaranteed only for the life of the Payee may not commuted.

          (B) Joint and Survivor - Paid in monthly payments jointly to two Payees and after one dies to the surviving Payee. The amount paid is based on the Payee's sex and age on the date of the first payment. If either one dies before the due date of the first payment, We will pay the survivor under the Life Income Plan A with payments guaranteed for 10 years. Payments may not be commuted.

VARIABLE PAYOUT

A variable payout plan is a payout plan with payments increasing or decreasing in amount in accordance with the Annuity Unit values of one or more of the Subaccount(s) (as described in the Separate Account provisions). After the first monthly payment for a variable payout has been determined in accordance with the provisions of this Contract, a number of Annuity Units is determined by dividing that first monthly payment by the appropriate Subaccount Annuity Unit value on the Annuity Start Date.

Once variable payments begin, the number of Annuity Units remains fixed with respect to a Subaccount. If the Contract Owner elects by Written Request to exchange Annuity Units of one Subaccount for those of another Subaccount, the number will change effective with that election but will remain fixed in number following such election. The method of calculating the Annuity Unit value is described under the Separate Account provisions.

The dollar amount of the second and subsequent variable payments is not predetermined and may increase or decrease from period to period. The actual amount of each variable payment after the first is determined by multiplying the number of Annuity Units by the Annuity Unit values described in the Separate Account provisions.

FIXED PAYOUT

We guarantee interest under all fixed payout plans at a minimum rate of 3% a year. We may increase the interest rate above the minimum. Monthly payments on Life Income Plans will be based on the interest rate in effect on the due date of the first payment.

CHOOSING A PAYOUT PLAN

You may choose or change a payout plan any time before the Annuity Start Date. The choice must be in writing and in a form satisfactory to Us. The minimum amount which may be applied under a payout plan is $2,500. Any choice involving more than one payout plan must have Our approval.

If You do not elect a payout plan by the Annuity Start Date, We will apply the adjusted Contract Value, less any applicable Withdrawal Charges, under Life Income Plan A with payments guaranteed for 10 years. When a Payee who is entitled to a payment in one sum chooses a payout plan, the rights of all other Beneficiaries end. Any amount payable when a Payee dies will be paid in one sum to the Payee's estate unless the Payee has named a Successor Payee.

Each payment must be at least $25. We may change the number of payments We make in a year so that each payment is at least $25.

DATE OF PAYMENT

The first payment under any payout plan will be made on the fifteenth day of the month immediately following Your selection of a plan. Subsequent payments shall be made on the fifteenth day of each subsequent month in accordance with the manner of payment selected.

                           SECTION 11 - LIVING BENEFIT

[INSERT 1: 10 YEAR GLB1 - LIVING BENEFIT]

If, on the Living Benefit Date, You have not begun to receive annuity payments, We will calculate the Living Benefit for each Eligible Subaccount in which You have value. The Living Benefit will be credited to Contract Value of an Eligible Subaccount only if the value of the Eligible Subaccount on the Living Benefit Date is less than: (a) the sum of the Eligible Premium Payments for such Eligible Subaccount, MINUS (b) a percentage of all prior withdrawals and transfers from the Eligible Subaccount.

Eligible Premium Payments are those Premium Payments that You initially allocated to a particular Eligible Subaccount at the time of payment, provided You made the payment at least ten (10) years prior to the Living Benefit Date.

The Living Benefit that will be credited to each Eligible Subaccount on the Living Benefit Date is equal to: (a) the sum of the Eligible Premium Payments for that particular Eligible Subaccount; MINUS (b) a percentage of all prior withdrawals and transfers from that Eligible Subaccount; MINUS (c) the value of that Eligible Subaccount on the Living Benefit Date.

The Living Benefit Date is 10 years after the Date of Issue or the Annuitant reaching age 70, whichever comes first.

If the Contract is owned by persons who are spouses at the time one Joint Owner dies, the Living Benefit Date will become the date the surviving spouse attains age 70. If the Contract is owned by Joint Owners who are not spouses and one of the Joint Owners dies before the Living Benefit Date, the Living Benefit is not available to the sole surviving Owner. Eligible Subaccounts are those Subaccounts shown on the specifications page of the Contract which invest in Funds which, in turn, invest primarily in stocks, equity securities, bonds or money market instruments.

The Living Benefit will not be credited to Contract Value if You choose an Annuity Start Date that is earlier than the Living Benefit Date.

A TRANSFER OR A PARTIAL WITHDRAWAL OF PREMIUM PAYMENTS OUT OF AN ELIGIBLE SUBACCOUNT WILL REDUCE THE AMOUNT OF ELIGIBLE PREMIUM PAYMENTS HELD IN THE ELIGIBLE SUBACCOUNT IN THE SAME PROPORTION AS THE TRANSFER OR WITHDRAWAL REDUCED THE VALUE OF THE ELIGIBLE SUBACCOUNT.

For purposes of calculating the value of an Eligible Subaccount, We deem all transfers and withdrawals to be first a withdrawal of Premium Payments, then of earnings. Transfers out of an Eligible Subaccount include transfers resulting from DCA or Automatic Account Balancing, withdrawals out of an Eligible Subaccount include withdrawals resulting from the Systematic Withdrawal Payments.

[INSERT 2: 5 YEAR GLB1 - LIVING BENEFIT]

If, on the Living Benefit Date, You have not begun to receive annuity payments, We will calculate the Living Benefit for each Eligible Subaccount in which You have value. The Living Benefit will be credited to Contract Value of an Eligible Subaccount only if the value of the Eligible Subaccount on the Living Benefit Date is less than: (a) the sum of the Eligible Premium Payments for such Eligible Subaccount, MINUS (b) a percentage of all prior withdrawals and transfers from the Eligible Subaccount.

Eligible Premium Payments are those Premium Payments that You initially allocated to a particular Eligible Subaccount at the time of payment, provided You made the payment at least five (5) years prior to the Living Benefit Date.

The Living Benefit that will be credited to each Eligible Subaccount on the Living Benefit Date is equal to: (a) the sum of the Eligible Premium Payments for that particular Eligible Subaccount; MINUS (b) a percentage of all prior withdrawals and transfers from that Eligible Subaccount; MINUS (c) the value of that Eligible Subaccount on the Living Benefit Date.

The Living Benefit Date is 5 years after the Date of Issue. or the Annuitant reaching age 70, whichever comes first.

If the Contract is owned by persons who are spouses at the time one Joint Owner dies, the Living Benefit Date will become the date the surviving spouse attains age 70. If the Contract is owned by Joint Owners who are not spouses and one of the Joint Owners dies before the Living Benefit Date, the Living Benefit is not available to the sole surviving Owner. Eligible Subaccounts are those Subaccounts shown on the specifications page of the Contract which invest in Funds which, in turn, invest primarily in stocks, equity securities, bonds or money market instruments.

The Living Benefit will not be credited to Contract Value if You choose an Annuity Start Date that is earlier than the Living Benefit Date.

A TRANSFER OR A PARTIAL WITHDRAWAL OF PREMIUM PAYMENTS OUT OF AN ELIGIBLE SUBACCOUNT WILL REDUCE THE AMOUNT OF ELIGIBLE PREMIUM PAYMENTS HELD IN THE ELIGIBLE SUBACCOUNT IN THE SAME PROPORTION AS THE TRANSFER OR WITHDRAWAL REDUCED THE VALUE OF THE ELIGIBLE SUBACCOUNT.

For purposes of calculating the value of an Eligible Subaccount, We deem all transfers and withdrawals to be first a withdrawal of Premium Payments, then of earnings. Transfers out of an Eligible Subaccount include transfers resulting from DCA or Automatic Account Balancing, withdrawals out of an Eligible Subaccount include withdrawals resulting from the Systematic Withdrawal Payments.

[INSERT 3: 10 YEAR, 12 MONTH GLB1 - LIVING BENEFIT]

If, on the Living Benefit Date, You have not begun to receive annuity payments, We will calculate the Living Benefit for each Eligible Subaccount in which You have value. The Living Benefit will be credited to Contract Value of an Eligible Subaccount only if the value of the Eligible Subaccount on the Living Benefit Date is less than: (a) the sum of the Eligible Premium Payments for such Eligible Subaccount, MINUS (b) a percentage of all prior withdrawals and transfers from the Eligible Subaccount.

Eligible Premium Payments are those Premium Payments that You initially allocated to a particular Eligible Subaccount plus all Premium Payments made within 12 months from the Date of Issue.

The Living Benefit that will be credited to each Eligible Subaccount on the Living Benefit Date is equal to: (a) the sum of the Eligible Premium Payments for that particular Eligible Subaccount; MINUS (b) a percentage of all prior withdrawals and transfers from that Eligible Subaccount; MINUS (c) the value of that Eligible Subaccount on the Living Benefit Date.

The Living Benefit Date is 10 years after the Date of Issue. or the Annuitant reaching age 70, whichever comes first.

If the Contract is owned by persons who are spouses at the time one Joint Owner dies, the Living Benefit Date will become the date the surviving spouse attains age 70. If the Contract is owned by Joint Owners who are not spouses and one of the Joint Owners dies before the Living Benefit Date, the Living Benefit is not available to the sole surviving Owner. Eligible Subaccounts are those Subaccounts shown on the specifications page of the Contract which invest in Funds which, in turn, invest primarily in stocks, equity securities, bonds or money market instruments.

The Living Benefit will not be credited to Contract Value if You choose an Annuity Start Date that is earlier than the Living Benefit Date.

A TRANSFER OR A PARTIAL WITHDRAWAL OF PREMIUM PAYMENTS OUT OF AN ELIGIBLE SUBACCOUNT WILL REDUCE THE AMOUNT OF ELIGIBLE PREMIUM PAYMENTS HELD IN THE ELIGIBLE SUBACCOUNT IN THE SAME PROPORTION AS THE TRANSFER OR WITHDRAWAL REDUCED THE VALUE OF THE ELIGIBLE SUBACCOUNT.

For purposes of calculating the value of an Eligible Subaccount, We deem all transfers and withdrawals to be first a withdrawal of Premium Payments, then of earnings. Transfers out of an Eligible Subaccount include transfers resulting from DCA or Automatic Account Balancing, withdrawals out of an Eligible Subaccount include withdrawals resulting from the Systematic Withdrawal Payments.

[INSERT 4: 10 YEAR, 60 MONTH GLB1 - LIVING BENEFIT]

If, on the Living Benefit Date, You have not begun to receive annuity payments, We will calculate the Living Benefit for each Eligible Subaccount in which You have value. The Living Benefit will be credited to Contract Value of an Eligible Subaccount only if the value of the Eligible Subaccount on the Living Benefit Date is less than: (a) the sum of the Eligible Premium Payments for such Eligible Subaccount, MINUS (b) a percentage of all prior withdrawals and transfers from the Eligible Subaccount.

Eligible Premium Payments are those Premium Payments that You initially allocated to a particular Eligible Subaccount plus all Premium Payments made within 60 months from the Date of Issue.

The Living Benefit that will be credited to each Eligible Subaccount on the Living Benefit Date is equal to: (a) the sum of the Eligible Premium Payments for that particular Eligible Subaccount; MINUS (b) a percentage of all prior withdrawals and transfers from that Eligible Subaccount; MINUS (c) the value of that Eligible Subaccount on the Living Benefit Date.

The Living Benefit Date is 10 years after the Date of Issue. or the Annuitant reaching age 70, whichever comes first.

If the Contract is owned by persons who are spouses at the time one Joint Owner dies, the Living Benefit Date will become the date the surviving spouse attains age 70. If the Contract is owned by Joint Owners who are not spouses and one of the Joint Owners dies before the Living Benefit Date, the Living Benefit is not available to the sole surviving Owner. Eligible Subaccounts are those Subaccounts shown on the specifications page of the Contract which invest in Funds which, in turn, invest primarily in stocks, equity securities, bonds or money market instruments.

The Living Benefit will not be credited to Contract Value if You choose an Annuity Start Date that is earlier than the Living Benefit Date.

A TRANSFER OR A PARTIAL WITHDRAWAL OF PREMIUM PAYMENTS OUT OF AN ELIGIBLE SUBACCOUNT WILL REDUCE THE AMOUNT OF ELIGIBLE PREMIUM PAYMENTS HELD IN THE ELIGIBLE SUBACCOUNT IN THE SAME PROPORTION AS THE TRANSFER OR WITHDRAWAL REDUCED THE VALUE OF THE ELIGIBLE SUBACCOUNT.

For purposes of calculating the value of an Eligible Subaccount, We deem all transfers and withdrawals to be first a withdrawal of Premium Payments, then of earnings. Transfers out of an Eligible Subaccount include transfers resulting from DCA or Automatic Account Balancing, withdrawals out of an Eligible Subaccount include withdrawals resulting from the Systematic Withdrawal Payments.

[INSERT 5: AGGREGATE GLB1 - LIVING BENEFIT]

If, on a Living Benefit Date, You have not begun to receive annuity payments, We will calculate the Living Benefit for the aggregate value of the Eligible Subaccounts in which You have value. The Living Benefit Dates are the later of the Annuitant's age 70 and 10 years after the Date of Issue.

The Living Benefit will be credited to Contract Value of an Eligible Subaccount 10 years after the Date of Issue only if the sum of the values of the Eligible Subaccounts on the 10 Year Living Benefit Date is less than: (a) the sum of the Eligible Premium Payments initially allocated to and still held in such Eligible Subaccounts, MINUS (b) a percentage of all prior withdrawals and transfers from the Eligible Subaccounts.

The Living Benefit that will be credited to each Eligible Subaccount on this Living Benefit Date is equal to: (a) the sum of the Eligible Premium Payments for all Eligible Subaccounts; MINUS (b) a percentage of all prior withdrawals and transfers from the Eligible Subaccounts; MINUS (c) the value of the Eligible Subaccounts on the Living Benefit Date.

Eligible Premium Payments are those Premium Payments that You initially allocated to a particular Eligible Subaccount at the time of payment and held in that Eligible Subaccount for the specified number of years for each Living Benefit Date.

If the Contract is owned by persons who are spouses at the time one Joint Owner dies, the Living Benefit Date will become the date the surviving spouse attains age 70. If the Contract is owned by Joint Owners who are not spouses and one of the Joint Owners dies before the Living Benefit Date, the Living Benefit is not available to the sole surviving Owner. Eligible Subaccounts are those Subaccounts shown on the specifications page of the Contract which invest in Funds which, in turn, invest primarily in stocks, equity securities, bonds or money market instruments.

The Living Benefit will not be credited to Contract Value if You choose an Annuity Start Date that is earlier than the Living Benefit Date.

A TRANSFER OR A PARTIAL WITHDRAWAL OF PREMIUM PAYMENTS OUT OF AN ELIGIBLE SUBACCOUNT WILL REDUCE THE AMOUNT OF ELIGIBLE PREMIUM PAYMENTS HELD IN THE ELIGIBLE SUBACCOUNT IN THE SAME PROPORTION AS THE TRANSFER OR WITHDRAWAL REDUCED THE VALUE OF THE ELIGIBLE SUBACCOUNT.

For purposes of calculating the value of an Eligible Subaccount, We deem all transfers and withdrawals to be first a withdrawal of Premium Payments, then of earnings. Transfers out of an Eligible Subaccount include transfers resulting from DCA or Automatic Account Balancing, withdrawals out of an Eligible Subaccount include withdrawals resulting from the Systematic Withdrawal Payments.

                         SECTION 12 -GENERAL PROVISIONS

CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT

If required, approval of or change of any investment policy will be filed with the Insurance Department of the State of Kansas and the state where this Contract is delivered.

When permitted by law, We may create new Separate Accounts; combine Separate Accounts, including the Separate Account; add new Subaccounts to or remove existing Subaccounts from the Separate Account or combine Subaccounts; make new Subaccounts or other Subaccounts available to such classes of Contracts as We may determine; add new Funds or remove existing Funds; if shares of a Fund are no longer available for investment or if We determine that investment in a Fund is no longer appropriate in light of the purposes of the Separate Account, substitute a different Fund for any existing Fund; de-register the Separate Account under the Investment Company Act of 1940 in the event registration is no longer required; operate the Separate Account as a management investment company under the Investment Company Act of 1940 or as any other form permitted by law; and make any changes to the Separate Account or its operations as may be required by the Investment Company Act of 1940 or other applicable law or regulations.

The Company will pay a Living Benefit on Premium Payments allocated to an Eligible Subaccount if (a) the portfolio underlying an Eligible Subaccount changes its investment objective; (b) the Company determines that an investment in a portfolio underlying an Eligible Subaccount is no longer appropriate in light of the purposes of the Separate Account; or (c) shares of a portfolio underlying an Eligible Subaccount are no longer available for investment by the Separate Account and IL Annuity is forced to redeem all shares of the portfolio held by the Eligible Subaccount.

CREDITOR'S CLAIMS

All payments under the Contract will be exempt from the claims of creditors and legal process in the extent permitted by law. No payment will be transferred, assigned or withdrawn before it becomes payable unless We agree.

INCONTESTABILITY

The Contract will be incontestable from the Date of Issue.

INCORRECT AGE OR SEX

If the Annuitant's age or sex has been misstated, the amount of the annuity payable by the Company shall be that provided by that portion of the amounts allocated to affect such annuity on the basis of the corrected information without changing the date of the first payments of such annuity. Any overpayment We make will be charged with compound interest against subsequent payments. Any amounts We owe as a result of under-payment will be paid with compound interest upon receipt of notice of the underpayment. The rate will be the rate We use to determine the number or amount of the payments.

["UNISEX" INSERT SECTION]

INCORRECT AGE

If the Annuitant's age has been misstated, the amount of the annuity payable by the Company shall be that provided by that portion of the amounts allocated to affect such annuity on the basis of the corrected information without changing the date of the first payments of such annuity. Any overpayment We make will be charged with compound interest against subsequent payments. Any amounts We owe as a result of underpayment will be paid with compound interest upon receipt of notice of the underpayment. The rate will be the rate We use to determine the number or amount of the payments.

MODIFICATION OF CONTRACT

Any change in the Contract or waiver of its provisions must be in writing and signed by [OUR PRESIDENT, A VICE PRESIDENT, OUR SECRETARY OR ASSISTANT SECRETARY]. No other person can change or waive any of its provisions.

Upon notice to You, the Company may modify the Contract, if necessary, to permit the Contract or the Separate Account to comply with any applicable law or regulation issued by a government agency or if necessary to assure continued qualification of the contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or variable annuity contracts, or if necessary to effect a change in the operation of the Separate Account; or if the modification provides additional investment options.

In the event of such modifications, the Company will make the appropriate endorsement to the Contract.

NON-PARTICIPATING

This Contract does not participate in surplus earnings.

PROOF OF FACTS

We may ask any person claiming the right to payments for proof satisfactory to Us of such person's age, sex and right to payment. Any payments We make relying on that proof discharge Us from any obligation to make that payment to another person.

REPORTS TO THE OWNER

We will provide You with a report showing the Contract Values at least once each year. We will also provide You an annual report of the Separate Account and any other notice or report required by law to be delivered to Owners. All reports and notices will be sent to Your last known address.

SUBMISSION OF CONTRACT

We may ask You to relinquish the Contract or send it to Us for endorsement before We make any payment. Failure to have You surrender the Contract or note payment on it does not indicate that We have not made payment.

VOTING PRIVILEGES

So long as Federal law requires, We will give You certain voting privileges. As Contract Owner, if You have voting privileges, We will send a notice to You telling You the time and place of a shareholder meeting. The notice will also explain the matter to be voted upon and how many votes You get.

                               SECTION 13 -TABLES

                       FIXED PERIOD MINIMUM INCOME TABLE*

                    MONTHLY PAYMENTS FOR EACH $1,000 APPLIED

  ======================================================================================================================
  NUMBER OF YEARS  MONTHLY INSTALLMENTS   NUMBER OF YEARS  MONTHLY INSTALLMENTS  NUMBER OF YEARS  MONTHLY INSTALLMENTS
  ----------------------------------------------------------------------------------------------------------------------
  1                84.47                 11                8.86                 21                5.32
  ----------------------------------------------------------------------------------------------------------------------
  2                42.86                 12                8.24                 22                5.15
  ----------------------------------------------------------------------------------------------------------------------
  3                28.99                 13                7.71                 23                4.99
  ----------------------------------------------------------------------------------------------------------------------
  4                22.06                 14                7.26                 24                4.84
  ----------------------------------------------------------------------------------------------------------------------
  5                17.91                 15                6.87                 25                4.71
  ----------------------------------------------------------------------------------------------------------------------
  6                15.14                 16                6.53                 26                4.59
  ----------------------------------------------------------------------------------------------------------------------
  7                13.16                 17                6.23                 27                4.47
  ----------------------------------------------------------------------------------------------------------------------
  8                11.68                 18                5.96                 28                4.37
  ----------------------------------------------------------------------------------------------------------------------
  9                10.53                 19                5.73                 29                4.27
  ----------------------------------------------------------------------------------------------------------------------
  10               9.61                  20                5.51                 30                4.18
 ======================================================================================================================

       *Values are based on compound interest at 3.0% a year. Other rates are available on request.


                         ONE LIFE MINIMUM INCOME TABLE*

                    MONTHLY PAYMENTS FOR EACH $1,000 APPLIED

=====================================================================================================================
  Age of Payee Last
       Birthday               Life Only Income             Life 10 Years Certain          Life 20 Years Certain
---------------------------------------------------------------------------------------------------------------------
                       Male           Female          Male            Female          Male            Female
---------------------------------------------------------------------------------------------------------------------
50                     4.17           3.82            4.13            3.81            4.01            3.76
---------------------------------------------------------------------------------------------------------------------
51                     4.24           3.88            4.20            3.87            4.07            3.81
---------------------------------------------------------------------------------------------------------------------
52                     4.32           3.95            4.27            3.93            4.13            3.86
---------------------------------------------------------------------------------------------------------------------
53                     4.40           4.01            4.35            3.99            4.19            3.92
---------------------------------------------------------------------------------------------------------------------
54                     4.49           4.08            4.43            4.06            4.25            3.97
---------------------------------------------------------------------------------------------------------------------
55                     4.58           4.15            4.51            4.13            4.31            4.03
---------------------------------------------------------------------------------------------------------------------
56                     4.67           4.23            4.60            4.20            4.37            4.09
---------------------------------------------------------------------------------------------------------------------
57                     4.78           4.31            4.70            4.28            4.44            4.15
---------------------------------------------------------------------------------------------------------------------
58                     4.88           4.40            4.80            4.36            4.50            4.22
---------------------------------------------------------------------------------------------------------------------
59                     5.00           4.49            4.90            4.44            4.57            4.29
---------------------------------------------------------------------------------------------------------------------
60                     5.12           4.59            5.01            4.54            4.63            4.35
---------------------------------------------------------------------------------------------------------------------
61                     5.26           4.69            5.13            4.63            4.70            4.42
---------------------------------------------------------------------------------------------------------------------
62                     5.40           4.80            5.25            4.73            4.77            4.49
---------------------------------------------------------------------------------------------------------------------
63                     5.55           4.92            5.37            4.84            4.83            4.57
---------------------------------------------------------------------------------------------------------------------
64                     5.71           5.04            5.51            4.95            4.89            4.64
---------------------------------------------------------------------------------------------------------------------
65                     5.89           5.18            5.65            5.07            4.95            4.71
---------------------------------------------------------------------------------------------------------------------
66                     6.07           5.32            5.79            5.20            5.01            4.78
---------------------------------------------------------------------------------------------------------------------
67                     6.27           5.47            5.94            5.33            5.07            4.85
---------------------------------------------------------------------------------------------------------------------
68                     6.48           5.64            6.10            5.48            5.12            4.92
---------------------------------------------------------------------------------------------------------------------
69                     6.71           5.82            6.26            5.62            5.17            4.99
---------------------------------------------------------------------------------------------------------------------
70                     6.95           6.01            6.42            5.78            5.22            5.05
---------------------------------------------------------------------------------------------------------------------
71                     7.20           6.22            6.59            5.94            5.26            5.11
---------------------------------------------------------------------------------------------------------------------
72                     7.47           6.44            6.76            6.11            5.30            5.17
---------------------------------------------------------------------------------------------------------------------
73                     7.76           6.68            6.93            6.29            5.33            5.22
---------------------------------------------------------------------------------------------------------------------
74                     8.07           6.94            7.11            6.48            5.36            5.27
---------------------------------------------------------------------------------------------------------------------
75                     8.41           7.23            7.29            6.67            5.39            5.31
---------------------------------------------------------------------------------------------------------------------
76                     8.76           7.53            7.46            6.86            5.42            5.35
---------------------------------------------------------------------------------------------------------------------
77                     9.15           7.86            7.64            7.06            5.44            5.38
---------------------------------------------------------------------------------------------------------------------
78                     9.56           8.22            7.81            7.26            5.45            5.40
---------------------------------------------------------------------------------------------------------------------
79                     9.99           8.60            7.98            7.46            5.47            5.43
---------------------------------------------------------------------------------------------------------------------
80                     10.46          9.02            8.14            7.66            5.48            5.45
---------------------------------------------------------------------------------------------------------------------
81                     10.96          9.47            8.29            7.85            5.49            5.46
---------------------------------------------------------------------------------------------------------------------
82                     11.49          9.96            8.44            8.04            5.49            5.48
---------------------------------------------------------------------------------------------------------------------
83                     12.05          10.49           8.58            8.22            5.50            5.49
---------------------------------------------------------------------------------------------------------------------
84                     12.65          11.06           8.71            8.39            5.50            5.49
---------------------------------------------------------------------------------------------------------------------
85                     13.29          11.67           8.83            8.55            5.51            5.50
---------------------------------------------------------------------------------------------------------------------
86                     13.97          12.34           8.95            8.69            5.51            5.50
---------------------------------------------------------------------------------------------------------------------
87                     14.69          13.05           9.05            8.83            5.51            5.51
---------------------------------------------------------------------------------------------------------------------
88                     15.46          13.82           9.14            8.95            5.51            5.51
---------------------------------------------------------------------------------------------------------------------
89                     16.27          14.62           9.22            9.05            5.51            5.51
---------------------------------------------------------------------------------------------------------------------
90                     17.14          15.47           9.30            9.15            5.51            5.51
=====================================================================================================================

       *Values are based on compound interest at 3.0% a year. Other rates are available on request.


                  JOINT & SURVIVOR WITH 20 YEAR CERTAIN TABLE*
                    MONTHLY PAYMENTS FOR EACH $1,000 APPLIED

==========================================================================================================
                                          Number of Years Younger
----------------------------------------------------------------------------------------------------------
 Female               7            6            5           4             3            2            1
----------------------------------------------------------------------------------------------------------
Male Age:
----------------------------------------------------------------------------------------------------------
       50            3.36         3.38        3.41         3.44         3.46          3.49         3.52
----------------------------------------------------------------------------------------------------------
       51            3.39         3.42        3.45         3.48         3.51          3.53         3.56
----------------------------------------------------------------------------------------------------------
       52            3.43         3.46        3.49         3.52         3.55          3.58         3.61
----------------------------------------------------------------------------------------------------------
       53            3.47         3.50        3.53         3.56         3.60          3.63         3.66
----------------------------------------------------------------------------------------------------------
       54            3.51         3.55        3.58         3.61         3.64          3.68         3.71
----------------------------------------------------------------------------------------------------------
       55            3.56         3.59        3.63         3.66         3.70          3.73         3.77
----------------------------------------------------------------------------------------------------------
       56            3.60         3.64        3.68         3.71         3.75          3.79         3.82
----------------------------------------------------------------------------------------------------------
       57            3.65         3.69        3.73         3.77         3.81          3.84         3.88
----------------------------------------------------------------------------------------------------------
       58            3.70         3.74        3.78         3.82         3.87          3.91         3.95
----------------------------------------------------------------------------------------------------------
       59            3.76         3.80        3.84         3.89         3.93          3.97         4.02
----------------------------------------------------------------------------------------------------------
       60            3.82         3.86        3.90         3.95         4.00          4.04         4.09
----------------------------------------------------------------------------------------------------------
       61            3.88         3.92        3.97         4.02         4.07          4.12         4.17
----------------------------------------------------------------------------------------------------------
       62            3.94         3.99        4.04         4.09         4.14          4.19         4.25
----------------------------------------------------------------------------------------------------------
       63            4.01         4.06        4.11         4.17         4.22          4.28         4.33
----------------------------------------------------------------------------------------------------------
       64            4.08         4.13        4.19         4.25         4.31          4.37         4.43
----------------------------------------------------------------------------------------------------------
       65            4.15         4.21        4.27         4.33         4.40          4.46         4.52
----------------------------------------------------------------------------------------------------------
       66            4.23         4.30        4.36         4.43         4.49          4.56         4.63
----------------------------------------------------------------------------------------------------------
       67            4.32         4.39        4.45         4.52         4.59          4.66         4.74
----------------------------------------------------------------------------------------------------------
       68            4.41         4.48        4.55         4.63         4.70          4.78         4.85
----------------------------------------------------------------------------------------------------------
       69            4.50         4.58        4.66         4.74         4.81          4.90         4.98
----------------------------------------------------------------------------------------------------------
       70            4.61         4.69        4.77         4.85         4.94          5.02         5.11
----------------------------------------------------------------------------------------------------------
       71            4.71         4.80        4.89         4.97         5.06          5.16         5.25
----------------------------------------------------------------------------------------------------------
       72            4.83         4.92        5.01         5.11         5.20          5.30         5.40
----------------------------------------------------------------------------------------------------------
       73            4.95         5.04        5.14         5.24         5.35          5.45         5.55
----------------------------------------------------------------------------------------------------------
       74            5.08         5.18        5.28         5.39         5.50          5.61         5.72
----------------------------------------------------------------------------------------------------------
       75            5.21         5.32        5.43         5.55         5.66          5.78         5.89
==========================================================================================================


       JOINT & SURVIVOR WITH 20 YEAR CERTAIN TABLE*
         MONTHLY PAYMENTS FOR EACH $1,000 APPLIED

======================================================
                  Number Of Years Older
------------------------------------------------------
     Same
      Age           1              2          3
------------------------------------------------------

------------------------------------------------------
     3.55         3.57          3.60         3.63
------------------------------------------------------
     3.59         3.62          3.65         3.68
------------------------------------------------------
     3.64         3.67          3.70         3.73
------------------------------------------------------
     3.69         3.72          3.75         3.79
------------------------------------------------------
     3.74         3.78          3.81         3.84
------------------------------------------------------
     3.80         3.84          3.87         3.91
------------------------------------------------------
     3.86         3.90          3.94         3.97
------------------------------------------------------
     3.92         3.96          4.00         4.04
------------------------------------------------------
     3.99         4.03          4.07         4.12
------------------------------------------------------
     4.06         4.11          4.15         4.19
------------------------------------------------------
     4.14         4.18          4.23         4.28
------------------------------------------------------
     4.22         4.27          4.32         4.37
------------------------------------------------------
     4.30         4.35          4.41         4.46
------------------------------------------------------
     4.39         4.45          4.50         4.56
------------------------------------------------------
     4.49         4.55          4.60         4.66
------------------------------------------------------
     4.59         4.65          4.71         4.78
------------------------------------------------------
     4.69         4.76          4.83         4.90
------------------------------------------------------
     4.81         4.88          4.95         5.02
------------------------------------------------------
     4.93         5.01          5.08         5.16
------------------------------------------------------
     5.06         5.14          5.22         5.30
------------------------------------------------------
     5.19         5.28          5.37         5.45
-----------------------------------------------------
     5.34         5.43          5.52         5.61
------------------------------------------------------
     5.49         5.59          5.69         5.78
------------------------------------------------------
     5.66         5.76          5.86         5.96
------------------------------------------------------
     5.83         5.93          6.04         6.14
------------------------------------------------------
     6.01         6.12          6.23         6.34
======================================================

       *Values are based on compound interest at 3.0% a year. Other rates not shown will be provided on request.

              SECTION 14 - ADDITIONAL WAIVER OF WITHDRAWAL CHARGES

[INSERT 1: ADDITIONAL WAIVER OF WITHDRAWAL CHARGES - HOSPITALIZATION OR LONG TERM CARE OR TERMINAL ILLNESS]

In addition to those situations set forth in the Contract, the Withdrawal Charge will not apply if the Annuitant or the Annuitant's spouse is confined to a Hospital for 30 days or is confined to a Long Term Care Facility for at least 90 consecutive days. Written notice and proof of confinement for 30 consecutive days in a Hospital or 90 days in a Long Term Care Facility must be received at our Variable Administrative Office prior to our waiver of Withdrawal Charges because of the confinement.

If the Annuitant develops a Terminal Illness, You may withdraw a portion or the entire balance of the Contract Value prior to the Annuity Start Date and while the Annuitant is alive. No Withdrawal Charges will apply. The minimum partial withdrawal you can make is $500.00. Withdrawals may not be repaid. You must provide us written proof of Terminal Illness on a form provided by us. The form must be completed by You and your physician and received by us in our Variable Administrative Office, during your lifetime, before benefits under this endorsement are payable. We may request additional medical information. We may also, at our expense, have you examined by a physician of our choice before benefits are payable.

"Confined" means confined as an inpatient. To be covered, confinement must commence while this Contract is in force and be required by sickness or injury. Such confinement must have been upon the recommendation of a physician.

"Hospital" means a facility which is state licensed and operated as a hospital according to the law of the jurisdiction in which it is located; operates primarily for the care and treatment of sick or injured persons as inpatients; provides continuous 24 hours a day nursing service by or under the supervision of a registered graduate professional nurse (R.N.); is supervised by a staff of physicians; and has medical, diagnostic and major surgical facilities or has access to such facilities on a pre-arranged basis.

"Injury" means accidental bodily injury, which is sustained while this Contract is in force.

"Inpatient" means a person who is confined in a Hospital as a resident patient and for whom a charge of at least one day's room and board is made by the Hospital.

"Intermediate Care Facility" means a facility which: is operated as an Intermediate Care Facility according to the law of the jurisdiction in which it is located; provides continuous 24 hours a day nursing service by or under the supervision of a registered graduate professional nurse (R.N.) or a licensed practical nurse (L.P.N.); and maintains a daily medical record of each patient.

"Long Term Care Facility" means a state licensed Skilled Nursing Facility or Intermediate Care Facility. Long Term Care Facility does not mean: a Hospital; a place that primarily treats drug addicts or alcoholics; a home for the aged or mentally ill, a community living center; or a place that primarily provides domiciliary, residency or retirement care; or a place owned or operated by a member of the Annuitant's immediate family.

Neither "registered graduate professional nurse" nor "licensed practical nurse" includes the Annuitant or the Annuitant's spouse, or the child, parent, brother or sister of either the Annuitant or the Annuitant's spouse.]

"Physician" is a person currently licensed to practice medicine in the state in which the Annuitant resides or has been treated. "Physician" does not include:
(1) the Annuitant or Owner; (2) a person who lives with the Annuitant or Owner;
(3) a person who is related to the Annuitant or Owner by blood or marriage.

"Sickness" means sickness or disease, which first manifests itself while this Contract is in force.

"Skilled Nursing Facility" means a facility which: is operated as a Skilled Nursing Facility according to the law of the jurisdiction in which it is located; provides skilled nursing care under the supervision of a physician; provides continuous 24 hours a day nursing service by or under the supervision of a registered graduate professional nurse (R.N.); and maintains a daily medical record of each patient.

"Terminal Illness" is a non-correctable medical condition that: (1) with reasonable medical certainty, will result in the death of the Annuitant in less than one (1) year from the date of completion of the application for terminal illness benefits; and (2) was first diagnosed after the effective date of this contract.

[INSERT 2: ADDITIONAL WAIVER OF WITHDRAWAL CHARGES - POST SECONDARY EDUCATION]

If You, your spouse, your child or Annuitant is enrolled in a college, university, vocational, technical, trade, or business school, You may, subject to the provisions of this endorsement, withdraw up to 20% of the Contract Value each Contract Year prior to the Annuity Start Date and while the Annuitant is alive. No Withdrawal Charges will apply. You may make one Withdrawal per Contract Year. Withdrawals may not be repaid.

The maximum combined withdrawal you may make under this provision, and the Annual Free Withdrawal Amount provision is 20% of the Contract Value.

"Child" means your natural or adopted child and a stepchild who resides in your household. It does not include a grandchild.

You must provide us written proof of enrollment on a form provided by us. The form must be completed by You and the college, university, vocational, technical, trade, or business school. The form must be received by us in our Variable Administrative Office, during your lifetime and within one (1) year of the date of enrollment.

                        IL ANNUITY AND INSURANCE COMPANY
                           2960 North Meridian Street
                           Indianapolis, Indiana 46208


         INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT
                                NON-PARTICIPATING
                           INCOME PAYABLE AT MATURITY
  DEATH BENEFIT PAYABLE IN THE EVENT OF THE ANNUITANT'S DEATH PRIOR TO MATURITY


For service or information about Your Contract , contact the Variable Administrative Office at [(888) 232-6486 OR P.O. BOX 29163, OVERLAND PARK, KS 66201], or contact Your agent.